Exhibit 10.21

Employment Agreement Addendum

Between:	Ness Technologies Inc and Ness Group (including Tekem)
The “Company” of the first part

and

Between:	Tuvia Feldman
Keren Hayesod street #9 Ghivat Shmuel
The “Employee” of the second part

Whereas	In 12/12/95 the employee signed an employment agreement with Tekem
Whereas	In 7/99 Tekem was bought by Ness Technologies Inc.
Whereas	In 1/8/99 an employment addendum was signed with Tekem
Whereas	In 31/12/99 an Option agreement was signed with Tekem
Whereas	As of 1/7/00 the Ness Group was restructured

Now, Therefore, It is agreed as follows:

1.     Till 16.4.2001 the latest, the employee will act as Senior V.P. Operations of the Ness Israel entity and activity.

2.     After 17.4.2001 the latest, the employee will act as Senior V.P. Operations of Ness Technologies Inc. or in a similar mutually acceptable function.

3.     The different contracts between Tekem and the employee will continue or will be assigned to a new entity agreed between the parties with the continuation of their rights and obligations.

4.     As of July 1, 2000 the employee will be entitled to a monthly salary of 68,000 NIS.

5.     The employee will be entitled to a bonus for the second half of year 2000 that will be at least equal to the bonus the employee is entitled to for the first half of year 2000 under ATL’s existing agreement.

6.     Prior to 16.4.2001 the employee will be entitled to a special one time bonus in a way that reflects his contribution in the merger and the streamlining of the operations of the different Ness companies.

7.     The employee will be entitled to additional options in the next employee option plan of the Company in a way that reflects his contribution and position in the Company.

8.     (i) In the event of termination of the employment of the employee by the Company prior to 16.4.2001 or

        (ii) In the event that the employee decides prior to 17.4.2001 that the new function offered to him as per paragraph 2, is not acceptable to him or

        (iii) In the event the special bonus offered as per paragraph 6 and/or the amount and terms of the options offered as per paragraph 7 are not acceptable to the employee then,

        The employee may give immediate notice that he has decided to leave the Company and be entitled to receive instead a one time bonus of US$100K in addition to his regular notice period.

9.     The special terms of paragraph 8 replace the double termination period agreement to which the employee was entitled, during the first year of the acquisition of Tekem by Ness.

Signed on 27/8/2000

/s/ Tuvia Feldman	/s/ [illegible]
The Employee	Ness Technologies Inc.